UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12

PARKE BANCORP, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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 Form or Schedule and the date of its filing.

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April 3, 2009

Dear Fellow Shareholder:

On behalf of the Board of Directors and management of Parke Bancorp, Inc., we invite you to attend our Annual Meeting of Shareholders to be held at the Terra Nova restaurant, 590 Delsea Drive, Washington Township, New Jersey, on April 28, 2009, at 10:00 a.m. The attached Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted at the Meeting.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ACCOMPANYING POSTAGE-PAID RETURN ENVELOPE AS QUICKLY AS POSSIBLE. This will not prevent you from voting in person at the meeting, but it will assure that your vote is counted if you are unable to attend the meeting.

Sincerely,

/s/ Vito S. Pantilione

Vito S. Pantilione

President and Chief Executive Officer

PARKE BANCORP, INC.

601 DELSEA DRIVE

WASHINGTON TOWNSHIP, NEW JERSEY 08080

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON APRIL 28, 2009

NOTICE IS HEREBY GIVEN that an Annual Meeting of Shareholders of Parke Bancorp, Inc. will be held at the Terra Nova restaurant, 590 Delsea Drive, Washington Township, New Jersey, on April 28, 2009, at 10:00 a.m. for the following purposes:

1.	To elect four directors;

2.	To ratify the appointment of McGladrey & Pullen, LLP as our independent auditor for the fiscal year ending December 31, 2009;

3.	To approve an advisory (non-binding) proposal regarding our executive compensation; and

4.	To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

Action may be taken on the foregoing proposals at the Annual Meeting on the date specified above, or on any date or dates to which, by original or later adjournment, the Annual Meeting may be adjourned. Pursuant to the Company’s bylaws, the Board of Directors has fixed the close of business on March 18, 2009, as the record date for determination of the shareholders entitled to vote at the Annual Meeting and any adjournments thereof.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE REQUESTED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. YOU MAY REVOKE YOUR PROXY BY FILING WITH THE SECRETARY OF THE COMPANY A WRITTEN REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE. IF YOU ARE PRESENT AT THE ANNUAL MEETING YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON ON EACH MATTER BROUGHT BEFORE THE ANNUAL MEETING. HOWEVER, IF YOU ARE A SHAREHOLDER WHOSE SHARES ARE NOT REGISTERED IN YOUR OWN NAME, YOU WILL NEED ADDITIONAL DOCUMENTATION FROM YOUR RECORD HOLDER TO VOTE IN PERSON AT THE ANNUAL MEETING.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ David O. Middlebrook

David O. Middlebrook

Corporate Secretary

Washington Township, New Jersey

April 3, 2009

IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE US THE EXPENSE OF FURTHER REQUESTS FOR PROXIES TO ENSURE A QUORUM AT THE ANNUAL MEETING. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

PROXY STATEMENT
OF
PARKE BANCORP, INC.
601 DELSEA DRIVE
WASHINGTON TOWNSHIP, NEW JERSEY  08080

ANNUAL MEETING OF SHAREHOLDERS
APRIL 28, 2009

GENERAL

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Parke Bancorp, Inc., the bank holding company of Parke Bank, a New Jersey chartered commercial bank, to be used at an Annual Meeting of Shareholders to be held at the Terra Nova restaurant, 590 Delsea Drive, Washington Township, New Jersey, on April 28, 2009, at 10:00 a.m. The accompanying Notice of Annual Meeting and this Proxy Statement are being first mailed to shareholders on or about April 3, 2009.

At the Annual Meeting, shareholders will consider and vote upon (i) the election of four directors of the Company; (ii) the ratification of the appointment of McGladrey & Pullen, LLP as the Company’s independent auditor for the fiscal year ending December 31, 2009 and (iii) an advisory (non-binding) proposal regarding executive compensation.

The Board of Directors knows of no additional matters that will be presented for consideration at the Annual Meeting. Execution of a proxy, however, confers on the designated proxyholder the discretionary authority to vote the shares represented by such proxy in accordance with their best judgment on such other business, if any, that may properly come before the Annual Meeting or any adjournment thereof.

VOTING AND PROXY PROCEDURES

Who Can Vote at the Annual Meeting

You are only entitled to vote at the Annual Meeting if our records show that you held shares of our common stock, $.10 par value (the “Common Stock”), as of the close of business on March 18, 2009 (the “Record Date”). If your shares are held by a broker or other intermediary, you can only vote your shares at the Annual Meeting if you have a properly executed proxy from the record holder of your shares (or their designee). As of the Record Date, a total of 4,033,098 shares of Common Stock were outstanding. Each share of Common Stock has one vote on each matter presented.

Voting by Proxy

The Board of Directors is sending you this Proxy Statement for the purpose of requesting that you allow your shares of Common Stock to be represented at the Annual Meeting by the persons named in the enclosed Proxy Card. All shares of Common Stock represented at the Annual Meeting by properly executed and dated proxies will be voted according to the instructions indicated on the Proxy Card. If you sign, date and return the Proxy Card without giving voting instructions, your shares will be voted as recommended by the Company’s Board of Directors. The Board of Directors recommends a vote “FOR” its nominees for director, “FOR” the ratification of the appointment of McGladrey &

Pullen, LLP as our independent auditors and “FOR” the advisory proposal regarding executive compensation.

If any matters not described in this Proxy Statement are properly presented at the Annual Meeting, the persons named in the Proxy Card will vote your shares as determined by a majority of the Board of Directors. If the Annual Meeting is postponed or adjourned, your Common Stock may be voted by the persons named in the Proxy Card on the new Annual Meeting dates as well, unless you have revoked your proxy. The Company does not know of any other matters to be presented at the Annual Meeting.

You may revoke your proxy at any time before the vote is taken at the Annual Meeting. To revoke your proxy you must advise the Company’s Secretary in writing before your Common Stock has been voted at the Annual Meeting, deliver a later-dated proxy, or attend the Annual Meeting and vote your shares in person. Attendance at the Annual Meeting will not in itself revoke your proxy.

If you hold your Common Stock in “street name,” you will receive instructions from your broker, bank or other nominee that you must follow in order to have your shares voted. Your broker, bank or other nominee may allow you to deliver your voting instructions via the telephone or the Internet. Please see the instruction form provided by your broker, bank or other nominee that accompanies this Proxy Statement.

Vote Required

The Annual Meeting can only transact business if a majority of the outstanding shares of Common Stock entitled to vote is represented at the Annual Meeting. If you return a valid proxy or attend the Annual Meeting in person, your shares will be counted for purposes of determining whether there is a quorum even if you abstain or withhold your vote or do not vote your shares at the Annual Meeting. Broker non-votes will be counted for purposes of determining the existence of a quorum. A broker non-vote occurs when a broker, bank or other nominee holding shares for a beneficial owner does not have discretionary voting power with respect to the agenda item and has not received voting instructions from the beneficial owner.

In voting on the election of a director, you may vote in favor of the nominee or withhold votes as to the nominee. There is no cumulative voting in the election of directors. Directors must be elected by a plurality of the votes cast at the Annual Meeting. This means that the nominees receiving the greatest number of votes will be elected. Votes that are withheld and broker non-votes will have no effect on the outcome of the election.

In voting to ratify the appointment of McGladrey & Pullen LLP as our independent auditors or the proposal regarding executive compensation, you may vote in favor of the proposal, against the proposal or abstain from voting. To be approved, these proposals require the affirmative vote of a majority of the votes cast at the Annual Meeting. Broker non-votes and abstentions will not be counted as votes cast and will have no effect on the voting on these proposals.

PRINCIPAL HOLDERS OF OUR COMMON STOCK

Persons and groups beneficially owning more than 5% of the Common Stock are required to file certain reports regarding their ownership with the Securities and Exchange Commission. A person is the beneficial owner of shares of Common Stock if he or she has or shares voting or investment power over the shares or has the right to acquire beneficial ownership of the shares at any time within 60 days from the Record Date. The following table sets forth information as of the Record Date with respect to the persons or groups known to the Company to beneficially own more than 5% of the Common Stock as well as directors and executive officers as a group.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Common Stock Outstanding
Jeffrey H. Krpiitz C/o Parke Bancorp, Inc. 601 Delsea Drive Washington, Township, NJ 08080	249,881 (1)	6.18%

Celestino R. Pennoni C/o Parke Bancorp, Inc. 601 Delsea Drive Washington Township, NJ 08080	220,463 (2)	5.42%

Vito S. Pantilione C/o Parke Bancorp, Inc. 601 Delsea Drive Washington Township, NJ 08080	212,321 (3)	5.12%

Banc Fund VI L.P. And Banc Fund VII L.P. 208 S. LaSalle Street Chicago, IL 60604	203,795 (4)	5.05%

Directors and Executive Officers As a Group (16 persons)	1,814,496	41.47%

(1)

This information is based solely on information as of March 18, 2009 provided to the Company by Mr. Kripitz, a director of the Company and includes 11,385 shares of Common Stock which may be acquired pursuant to the exercise of options within 60 days of the Record Date.

(2)

This information is based solely on information as of March 18, 2009, provided to the Company by Mr. Pennoni, a director of the Company and includes 30,866 shares of Common Stock which may be acquired pursuant to the exercise of options within 60 days of the Record Date.

(3)

This information is based solely on information as of March 18, 2009, provided to the Company by Mr. Pantilione, a director of the Company and includes 117,691 shares of Common Stock which may be acquired pursuant to the exercise of options within 60 days of the Record Date.

(4)

This information is based solely on Schedule 13G, filed February 13, 2009, filed with the Securities and Exchange Commission by Banc Fund VI L.P. and Banc Fund VII L.P. According to the Schedule 13G, Charles J. Moore, the controlling person of each of Banc Fund VI L.P. and Banc Fund VII L.P., exercises sole voting and dispositive power with respect to all of these shares

PROPOSAL I –- ELECTION OF DIRECTORS

The Board of Directors currently consists of twelve members divided into three classes, each of which contains approximately one-third of the members of the Board. The directors, who serve on both the Parke Bank and Parke Bancorp Inc. Boards, are elected by our shareholders for staggered three-year terms, or until their successors are elected and qualified. A total of four directors currently serving on the Board of Directors of the Company whose terms expire in 2009 will be elected at the Annual Meeting.

It is intended that proxies solicited by the Board of Directors will, unless otherwise specified, be voted for the election of the named nominees for the terms indicated. If any nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute as the Board of

Directors may recommend or the size of the Board may be reduced to eliminate the vacancy. At this time, the Board of Directors knows of no reason why any nominee might be unavailable to serve.

The following table sets forth for the nominees, the directors continuing in office and certain executive officers: name, age, the year the individual first became a director or officer of the Company, the term of office and the number and percentage of shares of Common Stock beneficially owned by each of them as of the Record Date.

				Shares of
	Age at	Year First	Term of	Common Stock		Percent
	December	Elected or	Office	Beneficially		of
Name	31, 2008	Appointed	Expires	Owned (1)		Class

BOARD NOMINEES FOR TERM TO EXPIRE IN 2012

Daniel J. Dalton	59	2005	2009	102,039	(2)	2.52%
Arret F. Dobson	37	2007	2009	111,456	(3)	2.76%
Anthony J. Jannetti	71	2007	2009	151,657	(4)	3.75%
Vito S. Pantilione	57	2007	2009	212,321	(5)	5.12%

DIRECTORS CONTINUING IN OFFICE

Fred G. Choate	63	2005	2010	16,181	(6)	*
Thomas Hedenberg	64	2007	2011	114,650	(7)	2.83%
Edward Infantolino	61	2007	2010	116,424	(8)	2.88%
Jeffrey H. Kripitz	57	2007	2010	249,881	(9)	6.18%
Celestino R. Pennoni	71	2005	2011	220,463	(10)	5.42%
Richard Phalines	65	2007	2011	165,021	(11)	4.08%
Jack C. Sheppard, Jr.	55	2007	2010	144,873	(12)	3.58%
Ray H. Tresch	71	2007	2011	120,466	(13)	2.98%

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

David O. Middlebrook Senior Vice President	50	N/A	N/A	42,258	(14)	1.04%
F. Steven Meddick Executive Vice President, Chief Financial Officer	54	N/A	N/A	0		*
Elizabeth A. Milavsky Executive Vice President	57	N/A	N/A	31,025	(15)	*
Paul E. Palmieri Senior Vice President	50	N/A	N/A	17,081	(16)	*

*	Less than 1%
(1)	Includes shares of Common Stock held directly, as well as by spouses or minor children, in trust and other indirect beneficial ownership.
(2)	Includes 15,180 shares of Common Stock which may be acquired pursuant to the exercise of options within 60 days of the Record Date.
(3)	Includes 11,385 shares of Common Stock which may be acquired pursuant to the exercise of options within 60 days of the Record Date.
(4)	Includes 11,385 shares of Common Stock which may be acquired pursuant to the exercise of options within 60 days of the Record Date.
(5)	Includes 117,691 shares of Common Stock which may be acquired pursuant to the exercise of options within 60 days of the Record Date.
(6)	Includes 15,180 shares of Common Stock which may be acquired pursuant to the exercise of options within 60 days of the Record Date.

(7)	Includes 12,903 shares of Common Stock which may be acquired pursuant to the exercise of options within 60 days of the Record Date.
(8)	Includes 11,385 shares of Common Stock which may be acquired pursuant to the exercise of options within 60 days of the Record Date.
(9)	Includes 11,385 shares of Common Stock which may be acquired pursuant to the exercise of options within 60 days of the Record Date.
(10)	Includes 30,866 shares of Common Stock which may be acquired pursuant to the exercise of options within 60 days of the Record Date.
(11)	Includes 11,385 shares of Common Stock which may be acquired pursuant to the exercise of options within 60 days of the Record Date.
(12)	Includes 11,385 shares of Common Stock which may be acquired pursuant to the exercise of options within 60 days of the Record Date.
(13)	Includes 11,385 shares of Common Stock which may be acquired pursuant to the exercise of options within 60 days of the Record Date.
(14)	Includes 36,082 shares of Common Stock which may be acquired pursuant to the exercise of options within 60 days of the Record Date.
(15)	Includes 20,644 shares of Common Stock which may be acquired pursuant to the exercise of options within 60 days of the Record Date.
(16)	Includes 13,965 shares of Common Stock which may be acquired pursuant to the exercise of options within 60 days of the Record Date.

Biographical Information

Set forth below is the business experience for the past five years of each of the directors and executive officers of the Company.

Nominees for Director:

Daniel J. Dalton. Mr. Dalton presently serves as Vice President of Brown & Brown, of New Jersey, a full service insurance agency with offices throughout the state of New Jersey. He was President of Dalton Insurance Agency, LLC from 1997 to 2007. Mr. Dalton served as the New Jersey Secretary of State from 1992 through 1994 and served in both the New Jersey State Senate and Legislative Assembly. He was a founding Director and past President of the Boys and Girls Club of Gloucester County. He also serves as a Board member of the New Jersey Casino Reinvestment Development Authority.

Arret F. Dobson. From 1989 to the present, Mr. Dobson has been a builder and land developer, developing numerous residential and commercial projects. Mr. Dobson is President of, and has an ownership interest in, the White Oaks Country Club located in Newfield, New Jersey.

Anthony J. Jannetti. Mr. Jannetti is President of Anthony J. Jannetti, Inc., a national health care marketing, communications, publishing and management firm located in Pitman, New Jersey. Mr. Jannetti currently serves on the Board of Trustees of the Education Foundation, the Samaritan Foundation, the Nursing Economic Foundation and the Foundation of the National Student Nurses Association. He is also an Honorary Member of the American Nephrology Nurses’ Association, National Student Nurses’ Association, National Association of Orthopedic Nurses, National Association of Pediatric Nurse Associates and Practitioners and The Oncology Nursing Society. Mr. Jannetti is also a member of The American Society of Association Executives, The Health Care Marketing and Communications Counsel and The Professional Convention and Management Association.

Vito S. Pantilione. Mr. Pantilione has served as the Company’s President and Chief Executive Officer since its formation in 2005. From the time of the Bank’s formation in 1998, Mr. Pantilione has served as the President and Chief Executive Officer and a director of the Bank. Mr. Pantilione previously was the President and owner of Eagle Valley, a diversified mortgage company located in Philadelphia, Pennsylvania. From 1991 to 1994, he was employed as President of First Commercial Bank of Philadelphia. In addition, he previously was the President and owner of Interstate Mortgage Management, a mortgage brokerage company located in South Jersey, and was the Executive Vice President of First Federal Savings of Hammonton. Mr. Pantilione also serves as a member of the foundation board of directors of the Rowan University Business College.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF THE ABOVE NOMINEES

Continuing Directors:

Fred G. Choate. Mr. Choate is the President and controlling shareholder of Greater Philadelphia Venture Capital Corporation, a position he has held since 1997. From 1987 to 1997, Mr. Choate was a principal in Sandhurst Company, a venture capital fund. Mr. Choate is a director of Escalon Medical Corp. (Nasdaq: ESMC), a company that develops, markets and distributes ophthalmic diagnostic, surgical and pharmaceutical products and other medial devices. Mr. Choate has also served on the audit committee of the board of directors of another financial institution.

Thomas Hedenberg. Mr. Hedenberg is Vice-Chairman of the Bank. From 1969 to the present, Mr. Hedenberg has been a builder and land developer, developing numerous residential, commercial and industrial projects. Some of his projects include Hollydell Business Park, Glassboro Business Park, Bunker Hill Medical Center, Wedgewood Village Shopping Center and Point Plaza Shopping Center. He has also developed and is a general partner in the Hollydell Ice Arena. His current projects include the Parke Place Community where the Bank has its main offices and development of office and retail buildings and age-restricted apartments at the Riverwinds Community in West Deptford, New Jersey.

Dr. Edward Infantolino. Dr. Infantolino is President of Ocean Internal Medicine Associates, P.A. and has practiced as an internist in both Atlantic City and Somers Point, New Jersey since 1977. He is a member of the National Association of Realtors, the New Jersey Association of Realtors and Atlantic City and County Board of Realtors. He is president of the Atlantic Investment Club. He has a license to sell real estate in Florida. Dr. Infantolino is also the owner and principal broker of Keyland Real Estate in Celebration, Florida.

Jeffrey H. Kripitz. Mr. Kripitz is the owner and operator of Jeff Kripitz Agency in Northfield, New Jersey. He specializes in employee benefits such as life, health and long term care insurance for both businesses and individuals. He is presently the President and a member of the Board of Directors of the Federation of Jewish Agencies of Atlantic and Cape May counties.

Celestino R. (“Chuck”) Pennoni. Mr. Pennoni is currently Chairman of the Board of Directors of the Company and the Bank. From 1966 to the present, Mr. Pennoni has been Chairman and Chief Executive Officer of Pennoni Associates, a consulting engineering firm headquartered in Philadelphia with over 800 employees in 22 offices in the northeastern United States, a firm founded by Mr. Pennoni in 1966. He is also past Chairman of the Board of Trustees and past President of Drexel University, where he earned a Bachelors of Science and Master of Sciences degrees in civil engineering and was awarded an honorary doctorate. Mr. Pennoni is also past President of The American Society of Civil Engineers, the accreditation board for engineering and technology, and The United Engineering Trustees. He is also a member of the National Academy of Engineering and is a licensed professional engineer.

Richard Phalines. Mr. Phalines has been the co-owner of Concord Truss Company since 1982. Mr. Phalines is currently chairman of the local Planning/Zoning Board in Woodbury Heights and is a member of the Board of Directors of the Mid-Atlantic Chapter of the Wood Truss Council of America.

Jack C. Sheppard, Jr. From 1983 to 2004, Mr. Sheppard was Vice President and Treasurer of Storrie, Budd & Jones Agency, Inc., providing a full range of insurance products. He is currently an Executive Vice President with Bollinger Insurance in Moorestown, New Jersey. He currently serves on the Board of Trustees of Newport Behavioral Health Care, The Abilities Center for Southern New Jersey, and is a member of the Advisory Committee at Allies, Inc. Mr. Sheppard is a life member of the American Insurance Marketing & Sales Society (AIMS), and a member of the Board’s strategic planning committee.

Ray H. Tresch. Mr. Tresch has been the owner, President and Chief Executive Officer of Redy Mixt Konkrete in Woodbury, New Jersey for over forty-five years. He is also the President and Chief Executive Officer of Woodbury Cement Products in Woodbury, New Jersey. Mr. Tresch is also a real estate developer in numerous projects in Gloucester County, New Jersey. He is also currently the Secretary, Treasurer and partner of Gibbsboro Block in Voorhees, New Jersey, and the managing director and general partner of Hollydell Ice Arena. Mr. Tresch is also a general partner in the development of professional office buildings, retail commercial buildings, and age-restricted condominiums and apartments in Gloucester County, New Jersey.

Executive Officers Who Are Not Directors:

David O. Middlebrook. Mr. Middlebrook has served as the Company’s Senior Vice President since its formation in 2005. Mr. Middlebrook is the Senior Vice President, Senior Loan Officer and Corporate Secretary of the Bank. He has over twenty-eight years experience in the commercial banking industry with a focus on commercial lending. Mr. Middlebrook also serves as Treasurer of the Board of Directors for The Arc of Atlantic County, a non-profit entity that supports the developmentally disabled.

F. Steven Meddick. Mr. Meddick joined the Company in August 2008 as Executive Vice President and Chief Financial Officer. Prior to taking his position with the Company he served as Executive Vice President and Chief Financial Officer of Susquehanna Bank DV from 2007 to 2008. From 1989 to 2007 Mr. Meddick was employed by a banking subsidiary of Fulton Financial Corporation, The Bank, where he was Executive Vice President and Chief Financial Officer. A graduate of Drexel University, Mr. Meddick was an auditor with Deloitte & Touche before becoming Vice President and Controller of First Federal Savings and Loan Association of Hammonton from 1983 until 1989.

Elizabeth A. Milavsky. Ms. Milavsky joined the Bank in 2004 and is Executive Vice President responsible for administration of the Bank’s retail branch network, human resources and compliance. From 1982 to 2004, Ms. Milavsky was employed by Roxborough Manayunk Bank in Philadelphia, Pennsylvania as Senior Vice President of Operations. Her responsibilities included Electronic Banking, Information Technology, Retirement and Check Processing Departments, as well as the operations of the retail branch network.

Paul E. Palmieri. Mr. Palmieri is Senior Vice President of the Philadelphia Region and joined the Bank in 2004. He has more than twenty-six years of banking and accounting experience in the Philadelphia area. Prior to joining the Bank, he was a Vice President and Commercial Loan Officer at Republic First Bank in Philadelphia, Pennsylvania from 1996 to 2004. Mr. Palmieri was an Assistant Vice President and Commercial Banker at Regent Bank in Philadelphia from 1993 to 1996.

CORPORATE GOVERNANCE

Director Independence

The Board of Directors has determined that all outside Directors are independent in accordance with the requirements of Nasdaq regulations. All Board members that serve on the Audit Committee, the Compensation Committee and the Nominating Committee are outside Directors and deemed independent. The Board of Directors has determined that Mr. Choate is an Audit Committee Financial Expert within the meaning of the regulations of the Securities and Exchange Commission.

Director Attendance

The Board of Directors conducts its business through meetings of the Board and through activities of its committees. During the year ended December 31, 2008, the Board of Directors met a total 11 times, including regularly scheduled meetings and special meetings. No director attended fewer than 75% of the total meetings of the Board of Directors and meetings of the committees on which he served during the year ended December 31, 2008.

Committees of the Board of Directors

Nominating Committee. The nominating committee consists of Directors Choate, Dalton, Dobson, Infantolino and Pennoni. The Nominating Committee did not meet during the fiscal year ended December 31, 2008. The Board of Directors has adopted a written nominating committee charter for the Nominating Committee, a copy of which is attached as Appendix A to this proxy statement. The Company does not pay fees to any third party to identify or evaluate or assist in identifying or evaluating potential nominees. The process for identifying and evaluating potential Board nominees includes soliciting recommendations from directors and officers of the Company. Additionally, the Board will consider persons recommended by shareholders of the Company in selecting the Board’s nominees for election. There is no difference in the manner in which persons recommended by directors or officers versus persons recommended by shareholders in selecting Board nominees are evaluated.

To be considered in the selection of Board nominees, recommendations from shareholders must be received by the Company in writing by at least 120 days prior to the date the proxy statement for the previous year’s annual meeting was first distributed to shareholders. Recommendations should identify the submitting shareholder, the person recommended for consideration and the reasons the submitting shareholder believes such person should be considered. The Board believes potential directors should be knowledgeable about the business activities and market areas in which the Company engages.

Compensation Committee. The Compensation Committee is comprised of Directors Choate, Dalton, Hedenberg, Jannetti, Pennoni, Phalines and Sheppard. The Committee met 1 time during the 2008 fiscal year. The Compensation Committee has notadopted a written charter. The Committee uses financial performance of the Company relative to targeted goals and industry performance as well as the specific goals of the executive officers against annual goals as the primary consideration for compensation. The Committee also considers compensation in the marketplace for consideration of executive compensation. The Committee uses peer comparison to other financial institutions in considering director compensation and considers meetings attended, both full board and committee meetings, as the primary factor for compensation. Specifically, the board now targets director fees at the 75th percentile against peer comparisons in arriving at director compensation.

Audit Committee. The Audit Committee is comprised of Directors Choate, Dalton, Dobson, Phalines and Pennoni. The Committee met 5 times in fiscal year 2008. The Board of Directors has adopted a written audit committee charter for the Audit Committee, a copy of which is attached as Appendix B to this proxy statement.

Audit Committee Financial Expert. The Board of Directors has determined that Fred G. Choate is an Audit Committee “financial expert” as that term is defined in Item 407(d)(5) of Regulation S-K of the Securities and Exchange Commission. Mr. Choatewould be considered an independent director, under the rules of The Nasdaq Stock Market including the specific independence requirements for audit committee members.

Shareholder Communications

The Board of Directors does not have a formal process for shareholders to send communications to the Board. In view of the infrequency of shareholder communications to the Board of Directors, the Board does not believe that a formal process is necessary. Written communications received by the Company from shareholders are shared with the full Board no later than the next regularly scheduled Board meeting. The Board encourages, but does not require, directors to attend the annual meeting of shareholders. All of the Board’s twelve members attended the 2008 annual meeting of shareholders.

EXECUTIVE COMPENSATION

Effective January 30, 2009, we became a participant in the United States Treasury Department’s Capital Purchase Program (“CPP”) under the Emergency Economic Stabilization Act of 2008 (“EESA”). Under EESA and Treasury Department rules, this requires us to comply with certain limits and restrictions concerning executive compensation throughout the time the Treasury Department holds an interest in our shares.

One CPP requirement is that all bonuses and other incentive compensation arrangements with the executive officers required to be named on our Summary Compensation Table (the “Named Executive Officers”) must provide that, during the time the Treasury Department holds an equity position in us, we may recover (or “claw-back”) any payments that were based on materially inaccurate financial statements or any other materially inaccurate performance metrics used to award bonuses or incentive compensation. Additionally, under the CPP program, we are prohibited from deducting compensation for any Named Executive Officer to the extent such compensation exceeds $500,000 during any portion of a year in which the Treasury Department holds an interest in our shares, even if the compensation qualifies as “performance-based” compensation under Section 162(m) of the Internal Revenue Code (“Code”). Therefore, a portion of any future compensation, including compensation attributable to stock options or stock awards for any Named Executive Officer may not be deductible in 2009, and any other year in which the Treasury Department holds an interest in our shares to the extent that compensation paid to any NEO exceeds $500,000.

Our CEO, CFO and three of our most highly compensated senior executive officers (SEOs) voluntarily executed SEO Waiver Forms and SEO Letter Agreements in connection with our participation in the CPP program. By executing these documents, the SEOs waived any claims they may have as individuals against the Treasury as a result of modifications to their existing compensation arrangements that are made or will be made in order to be in compliance with Section 111 of the Emergency Economic Stabilization Act (EESA).

Such modifications on executive compensation matters include (i) ensuring that incentive compensation for the SEOs do not encourage unnecessary and excessive risks that threaten our value; (ii) requiring a “clawback” of any bonus or incentive compensation paid to an SEO based on statements of earnings, gains or other criteria that are later proven to be materially inaccurate; (iii) limiting severance payments to SEOs to the limits under Section 280G of the Internal Revenue Service Code for terminations not related to a change in control transaction and (iv) agreeing we would not to deduct for tax purposes executive compensation in excess of $500,000 in a tax year for each SEO.

Section 111 of EESA was amended in its entirety with the enactment of the American Recovery and Reinvestment Act of 2009 (ARRA) on February 17, 2009. In accordance with the provisions of ARRA, no severance payments may be made to the SEOs during the period in which the U.S. Treasury holds its equity investment in our Company (other than any warrants previously issued). In addition, no bonus, retention or incentive compensation may be paid to, or accrued for, at least the five most highly compensated employees, except for such compensation in the form of: (i) long-term restricted stock that do not fully vest during the period in which the U.S. Treasury holds its equity investment in us; (ii) has a value not greater than one-third of the total amount of annual compensation of the executive receiving the stock; and (iii) other terms and conditions as the Treasury Secretary may determine are in the public interest. The Treasury will issue regulations to assist in complying with these new requirements under Section 111 of EESA, as amended by ARRA. The Compensation Committee may find it necessary to make certain modifications to the compensation opportunity for the Named Executive Officers after it has analyzed the restrictions and limitations under Section 111 of EESA, as amended, and applicable regulation after issuance.

Summary Compensation Table. The following table sets forth the cash and non-cash compensation awarded to or earned during the last fiscal year by our principal executive officer, each person who served as principal financial officer during the year and each other executive officer whose total compensation (excluding compensation attributable to changes in pension value and non-qualified deferred compensation earnings) during the fiscal year ended December 31, 2008 exceeded $100,000 for services rendered in all capacities to the Company and the Bank.

Nonqualified
						Non-Equity	Deferred
Name and Principal				Stock	Option	Incentive Plan	Compensation	All Other
Position	Year	Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation(1)	Total

Vito S. Pantilione President and Chief Executive Officer	2008 2007	$325,000 300,000	$150,000 125,000	$0 0	$0 0	$0 0	$175,760 318,376	$45,093 40,090	$695,853 773,466

F. Steven Meddick (2) Executive Vice President and Chief Financial Officer	2008 2007	$51,923 0	$0 0	$0 0	$0 0	$0 0	$0 0	$2,500 0	$54,423 000

Robert A. Kuehl (2) Former Chief Financial Officer	2008 2007	$125,995 142,000	$45,000 7,500	$0 0	$0 0	$0 0	$0 0	$4,137 7,825	$175,132 171,845

David O. Middlebrook Senior Vice President, Senior Loan Officer and Corporate Secretary	2008 2007	$130,000 122,000	$35,000 23,000	$0 0	$0 0	$0 0	$92,515 $52,405	$15,293 13,180	$272,808 210,585

Elizabeth Milavsky Executive Vice President	2008 2007	$150,000 125,000	$45,000 35,000	$0 0	$0 0	$0 0	$0 0	$7,000 5,608	$202,000 165,608

Paul E. Palmieri Senior Vice President	2008 2007	$125,000 119,000	$17,000 15,000	$0 0	$0 0	$0 0	$0 0	$13,498 11,752	$155,498 145,752

(1)	All other compensation consists of the following:

	401k Match	Automobile Expense/ Allowance	Insurance Premiums	Change in Pension Value	Total
Vito S. Pantilione	$4,400	$32,000	$8,693		$45,093
F. Steven Meddick	0	2,500			2,500
Robert A. Kuehl	1,717	2,420			4,137
David O. Middlebrook	4,243	11,050			15,293
Elizabeth Milavsky	4,400	2,600			7,000
Paul E. Palmieri	3,748	9,750			13,498

(2)

Mr. Robert Kuehl resigned as Senior Vice President and Chief Financial Officer effective June 13, 2008. Mr. F. Steven Meddick was appointed Executive Vice President and Chief Financial Officer effective August 4, 2008.

Grants of Plan-Based Awards. There were no plan-based awards granted to the Named Executive Officers during 2008.

Outstanding Equity Awards at Fiscal Year End. The following table sets forth information concerning outstanding equity awards of the Named Executive Officers at fiscal year end, as well as the value of such awards held by such persons at the end of the fiscal year.

	Number of	Number of	Option Awards
	Securities	Securities	Equity Incentive Plan
	Underlying	Underlying	Awards: Number of
	Unexercised	Unexercised	Securities Underlying	Option	Option
	Options	Options	Unexercised	Exercise	Expiration
Name	Exercisable	Unexercisable	Unearned Options	Price	Date

Vito S. Pantilione	117,691			$6.85	2015
David O. Middlebrook	36,082			8.91	2015
Elizabeth Milavsky	20,644			13.16	2015
Paul E. Palmieri	13,965			12.67	2015

Option Exercises and Stock Vested. There were no exercises of options or stock awards during the last fiscal year for the Named Executive Officers.

Supplemental Executive Retirement Plan (“SERP”). The Bank implemented a SERP program effective January 1, 2003. Vito S. Pantilione, President and David O. Middlebrook, Senior Vice President, are each participants in the SERP. Under the SERP, retirement benefits are payable to such participant commencing upon retirement after attainment of age 60 at the rate of 50% of their highest base salary paid while an employee of the Bank for the remainder of their life. If such retirement benefit payments are made for less than ten years, a survivor benefit will continue to be paid for the balance of such ten year period. Such benefits are in addition to any social security benefits. Upon a change of control of the Bank prior to the date of retirement of a participant, all benefits shall be deemed earned and non-forfeitable as if such participant had attained his or her retirement date at age 60. A participant may elect to retire after age 55 and such benefits payable shall be actuarially reduced to reflect the earlier payment commencement date. If a participant dies prior to age 60 while employed by the Bank, a survivor benefit will be paid equal to 100% of the participant’s highest salary for one year and 50% of such salary for four additional years. Benefits under the plan may be paid in the form of a lump-sum on an actuarially equivalent basis. For the year ended December 31, 2008, the Bank had total accrued plan expense of $326,000 with respect to benefits payable under the SERP. Benefits under the SERP will be a tax deductible expense to the Bank at the time that actual benefit payments are made. The Bank has invested in various life insurance agreements (commonly known as BOLI, for bank-owned life insurance) with policy proceeds payable to the Bank in the event of the death of plan participants. Such insurance proceeds and earnings related to such investments are anticipated to exceed any plan costs related to benefit payments.

Nonqualified Deferred Compensation. The Company does not have any non-qualified deferred compensation arrangements.

Potential Payments Upon Termination or Change-in-Control. As described below, the Named Executive Officers are parties to various agreements that provide for payments in connection with any termination of their employment. The following table shows the payments that would be made to the

Named Executive Officers at, following or in connection with any termination of their employment in the specified circumstances as of the last business day of the last fiscal year.

				Involuntary		Change-in-
	Voluntary	Early	Normal	Not For Cause	For Cause	Control
Name and Plan	Termination(1)	Retirement(2)	Retirement(2)	Termination(3)	Termination	Termination(3)	Disability(4)	Death(5)

Vito S. Pantilione	$350,000	$175,000	$175,760	$1,470,000	$0	$1,470,000	$350,000	$695,000
F. Steven Meddick	0	0	0	400,000	0	400,000	0	160,000
David O. Middlebrook	0	68,500	92,515	422,500	0	422,500	0	200,000
Elizabeth Milavsky	0	0	0	505,000	0	505,000	0	200,000
Paul E. Palmieri	0	0	0	360,000	0	360,000	0	200,000

_________

(1)	The payment represents the annual amount payable to the executive for a minimum of 2 years and a maximum of 3 years.
(2)	Early retirement payments and normal retirement payments represent eligible annual payments under the SERP Plan for ages 55 and 60, respectively.
(3)	These payments represent a maximum lump sum payment to the Named Executive upon termination of their contract.
(4)

The disability payment includes insurance disability as well as Company compensation on an annual basis for the remainder of the named executive’s term of employment contract (minimum of 2 years up to a maximum of 3 years).

(5)	Death benefits represent total life insurance payments that would be paid out to the named executive’s heirs.

Employment Agreements. The Bank has entered into an employment agreement with Mr. Pantilione. Mr. Pantilione’s base salary under the employment agreement for the year ended December 31, 2008 was $325,000. Mr. Pantilione’s employment agreement has a term of three years that is automatically extended for one year on January 1st of each year, unless notice of termination of the automatic extension is given in accordance with the terms of the employment agreement. The employment agreement may be terminated by the Bank for “cause” as defined in the agreement. If the Bank terminates Mr. Pantilione’s employment without just cause, he will be entitled to a continuation of his salary from the date of termination through the remaining term of the agreement. The employment agreement contains a provision stating that after Mr. Pantilione’s employment is terminated in connection with any change in control, he will be paid a lump sum amount equal to the balance of the annual compensation due under the agreement plus an amount equal to 3.0 times the highest rate of bonus awarded to him during the three years prior to such termination. If payment had been made under the agreement as of December 31, 2008, the payment to Mr. Pantilione would have equaled approximately $1,470,000. The employment agreement also grants the right of the employee, within six months following a termination without cause or a voluntary termination by the employee for good reason, to require the Company to repurchase all of the employee’s shares of Common Stock, warrants and options of the Company then owned by the employee at the closing price of such stock on the business day immediately preceding the date of notice of the employee’s exercise of this right. The employment agreement also grants the right of the employee, within six months following a termination without cause or a voluntary termination by the employee for good reason, to require the Company to repurchase all of the employee’s shares of Common Stock, warrants and options of the Company then owned by the employee at the closing price of such stock on the business day immediately preceding the date of notice of the employee’s exercise of this right. The employment agreement also contains an agreement not to compete with the Bank which restricts certain post-employment activities of the employee within the Counties of Gloucester, Camden, Salem or Cumberland, New Jersey, for two years following termination of employment with the Bank

Change in Control Severance Agreements. The Company has implemented Management Change in Control Agreements with its named executive officers (F. Steven Meddick, Executive Vice President, Elizabeth Milavsky, Executive Vice President, Paul Palmieri, Senior Vice President, and David Middlebrook, Senior Vice President). Such severance benefits associated with termination of employment following a change in control will equal two and one-half times the most recent salary and bonus payment, not to exceed the tax deductible amounts under Section 280G of the Code.

DIRECTOR COMPENSATION

Set forth below is a table providing information concerning the compensation of the directors of Parke Bancorp, Inc. who are not Named Executive Officers for the last completed fiscal year (2008).

Total
Name	Compensation(1)

Celestino R. Pennoni	$ 44,570
Thomas Hedenberg	37,730
Fred G. Choate	22,760
Daniel J. Dalton	13,860
Arret F. Dobson	11,220
Edward Infantolino	12,100
Anthony J. Jannetti	13,420
Jeffrey H. Kripitz	27,060
Richard Phalines	36,300
Jack C. Sheppard, Jr.	25,960
Ray H. Tresch	28,820

_____________

(1) Total compensation reflects fees paid in cash during 2008.

At December 31, 2008, Directors had the following number of stock option awards outstanding:

Name	Number of Options

Celestino R. Pennoni	30,866
Thomas Hedenberg	12,903
Fred G. Choate	15,180
Daniel J. Dalton	15,180
Arret F. Dobson	11,385
Edward Infantolino	11,385
Anthony J. Jannetti	11,385
Jeffrey H. Kripitz	11,385
Richard Phalines	11,385
Jack C. Sheppard, Jr.	11,385
Ray H. Tresch	11,385

All of the options shown above for the Directors of Parke Bancorp are fully vested as of December 31, 2008.

For the year ended December 31, 2008, the chairman, vice-chairman and each other non-employee director received board fees of $22,000, $12,100 and $7,260, respectively. Retainers of $20,000, $9,350 and $4,400 were paid to the chairman, vice-chairman and each other non-employee director respectively, regardless of attendance. Additionally, fees were paid in connection with attendance of committee meetings for all non-employee directors. For the fiscal year ended December 31, 2008, board fees totaled $273,800. Directors’ fees are paid by the Bank; there are no additional fees paid by the Company.

RELATED PARTY TRANSACTIONS

In the normal course of its business as a financial institution, the Bank has granted loans to its officers, directors and their affiliates. The terms of these related party loans, including interest rates, collateral and repayment terms, are similar to those prevailing for comparable transactions with other customers and do not involve more than a normal risk of collectability or other unfavorable features. At December 31, 2008, the aggregate outstanding principal balance of all such related party loans was $21,808,000 and all such loans were current and performing in accordance with their terms.

The Company purchased in 2008 employee benefits such as medical insurance, life insurance and disability insurance from an insurance agency owned by one of its Board members, Jeffrey H. Kripitz, which amounted to $443,000. Mr. Kripitz has beneficial ownership of 249,881 shares, or 6.18% of the Company’s outstanding shares.

PROPOSAL II -- RATIFICATION OF APPOINTMENT OF AUDITORS

The Board of Directors of the Company has appointed McGladrey & Pullen, LLP as the Company’s independent auditor for the fiscal year ending December 31, 2009, subject to ratification by the Company’s shareholders. A representative of McGladrey & Pullen, LLP is expected to be present at the Annual Meeting and available to respond to appropriate questions, and he will have the opportunity to make a statement if he so desires.

Audit Fees. The aggregate fees billed by McGladrey & Pullen, LLP for professional services rendered for the audit of the Company’s annual consolidated financial statements and for the review of the consolidated financial statements included in the Company’s Quarterly Reports on Form 10-Q for the fiscal years ended December 31, 2008 and 2007, were $92,000 and $87,000, respectively.

Audit Related Fees. The aggregate fees billed by McGladrey & Pullen, LLP for audit and related services for the years ended December 31, 2008 and 2007, were $0 and $3,500, respectively.

Tax Fees. The aggregate fees billed by RSM McGladrey, Inc. for professional services rendered for tax compliance, tax advice or tax planning for the years ended December 31, 2008 and 2007 were $11,116 and $16,754, respectively.

All Other Fees. The aggregate fees billed by McGladrey & Pullen, LLP for all other services for the years ended December 31, 2008 and 2007, were $1,000 and $0, respectively.

The Audit Committee has not established pre-approval procedures and instead specifically approves each service prior to the engagement of the auditor for all audit and non-audit services. It is the Audit Committee’s policy to pre-approve all audit and non-audit services prior to the engagement of the Company’s independent auditor to perform any service. All of the services listed above for 2008 and

2007 were approved by either the Company’s or the Bank’s Audit Committee prior to the service being rendered. There were no services that were not recognized to be non-audit services at the time of engagement that were approved after the fact.     Ratification of the appointment of the independent auditor requires the affirmative vote of a majority of the votes cast, in person or by proxy, by the shareholders of the Company at the Annual Meeting. The Board of Directors recommends that shareholders vote “FOR” the ratification of the appointment of McGladrey & Pullen, LLP as the Company’s independent auditor for the 2008 fiscal year.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee’s main responsibilities include establishing and reviewing the Company’s internal controls and operating procedures to ensure compliance by the Company with all applicable laws, regulations, generally accepted accounting standards and customary operating procedures and practices. The Audit Committee also monitors the results of examinations by the Company’s independent auditor. During the year ended December 31, 2008, this committee met five times.

For the fiscal year ended December 31, 2008, the Audit Committee: (i) reviewed and discussed the Company’s audited consolidated financial statements with management, (ii) reviewed and discussed the key initiatives and programs aimed at ensuring the effectiveness of the company’s internal and disclosure control structure, (iii) discussed with the Company’s independent auditor, McGladrey & Pullen, LLP, all matters required to be discussed under Statement on Auditing Standards No. 61 as adapted by the Public Company Accounting Oversight Board in Rule 3200T, and (iv) received from McGladrey & Pullen, LLP disclosures regarding McGladrey & Pullen, LLP’s independence as required by applicable requirements of the Public Company Accounting Oversight Board and discussed with McGladrey & Pullen, LLP its independence. Based on the foregoing review and discussions, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008.

Audit Committee:

Fred G. Choate (Chairman)

Daniel J. Dalton

Arret Dobson

Richard Phalines

Celestino R. Pennoni

PROPOSAL III – ADVISORY VOTE ON EXECUTIVE COMPENSATION

The American Recovery and Reinvestment Act of 2009 requires the Company to permit a non-binding shareholder vote on the compensation of the Company’s named executive officers, as described in its proxy statement during the period in which any obligation arising from the Company’s participation in the TARP Capital Purchase Program remains outstanding.

This proposal, commonly known as a “say-on-pay” proposal, gives the Company’s shareholders the opportunity to endorse or not endorse the Company’s executive pay program and policies through the following resolution:

“Resolved, that the shareholders approve the compensation of the named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission in this proxy statement.”

As provided in the Act, this vote will not be binding on the board of directors and may not be construed as overruling a decision by the board nor to create or imply any additional fiduciary duty by the board. The Compensation Committee, however, may take into account the outcome of the vote when considering future executive compensation arrangements.

In voting to approve the above resolution, shareholders may vote for the resolution, against the resolution or abstain from voting. This matter will be decided by the affirmative vote of a majority of the votes cast at the Annual Meeting. On this matter, abstentions will have no effect on the voting. The Board of Directors unanimously recommends a vote “for” approval of the compensation of the named executive officers.

SHAREHOLDER PROPOSALS

In order to be considered for inclusion in the Company’s proxy materials for the annual meeting of shareholders to be held in 2010, all shareholder proposals must be received at the executive office of the Company at 601 Delsea Drive, Washington Township, New Jersey 08080 by November 27, 2009. Shareholder proposals must meet other applicable criteria as set forth in the bylaws in order to be considered for inclusion in the proxy materials.

Shareholder proposals that are not included in the Company’s proxy statement for the 2010 annual meeting will only be considered at such meeting if the shareholder submits notice of the proposal to the Company at the above address by February 27, 2010. Shareholder proposals must meet other applicable criteria as set forth in the bylaws in order to be considered at the 2009 annual meeting.

SECTION 16 (a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (“Exchange Act”), requires the Company’s directors, and executive officers to file reports of ownership and changes in their equity securities of the Company with the Securities and Exchange Commission and to furnish the Company with copies of such reports. To the Company’s knowledge, all of the filings by our directors and executive officers, were made on a timely basis during the 2008 fiscal year except for one filing each for Arret Dobson, Edward Infantolino, Anthony J. Jannetti and Jack C. Sheppard, Jr., two filings for Jeffrey H. Kripitz, three filings each for Vito S. Pantilione and Richard Phalines and eight filings for Thomas Hedenberg. The filing delays resulted from administrative errors committed by the Company that have been corrected and addressed from a procedural standpoint. We are not aware of any other beneficial owners, as defined in the Exchange Act regulations, of more than ten percent of the Common Stock.

OTHER MATTERS

The Board of Directors is not aware of any other matters to come before the Annual Meeting. However, if any other matters should properly come before the Annual Meeting or any adjournments, it is intended that proxies in the accompanying form will be voted in respect thereof in accordance with the judgment of the persons named in the accompanying proxy.

MISCELLANEOUS

The cost of soliciting proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Common Stock. In addition to solicitations by mail, directors, officers, and regular employees of the Company or the Bank may solicit proxies personally or by telegraph or telephone without additional compensation.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON APRIL 28, 2009

The proxy statement and Annual Report to Shareholders are available at www.cfpproxy.com/5403. For information on how to obtain directions to the Annual Meeting, please call or email Casey Fagan at (856) 256-2500 or cfagan@parkebank.com, respectively.

Stockholders can elect to receive future proxy statements and annual reports over the internet rather than in printed form. Stockholders of record can make this election by calling Investor Relations toll-free at 1 (800) 866-PARKEBK, sending an email to InvestorRelations@parkebank.com, or by following the instructions at www.parkebank.com. If you hold your shares in street name, please refer to the information provided by your broker, bank or other nominee for instructions on how to elect to access future proxy materials over the internet.

ANNUAL REPORT ON FORM 10-K

A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 as filed with the Securities and Exchange Commission will be furnished without charge to shareholders as of the Record Date upon written request to the Chief Financial Officer, Parke Bancorp, Inc., 601 Delsea Drive, Washington Township, New Jersey 08080.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ David O. Middlebrook

David O. Middlebrook

Corporate Secretary

PARKE BANCORP, INC.
☒ PLEASE MARK VOTES
AS IN THIS EXAMPLE			For	With- Hold	For All Except
ANNUAL MEETING OF SHAREHOLDERS APRIL 28, 2009	1.	The election as director of the nominees listed.	☐	☐	☐

The undersigned hereby appoints the Board of Directors of Parke Bancorp, Inc. (the “Company”), or its designee, with full powers of substitution, to act as attorneys and proxies for the undersigned, to vote all shares of Common Stock of the Company, which the undersigned is entitled to vote at the Annual Meeting of Shareholders (the “Meeting”), to be held at The Terra Nova Restaurant, 590 Delsea Drive, Washington Township, New Jersey, on April 28, 2009, at 10:00 a.m. and at any and all adjournments thereof, in the following manner:

BOARD NOMINEES FOR TERM TO EXPIRE IN 2012

Daniel J. Dalton, Arret F. Dobson, Anthony J. Jannetti

and Vito S. Pantilione

INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS			For	Against	Abstain
	2.	The ratification of the appointment of McGladrey & Pullen, LLP as the Bank’s independent auditor for the fiscal year ending December 31, 2009.	☐	☐	☐
			For	Against	Abstain
	3.	The approval of an advisory (non-binding) proposal regarding executive compensation	☐	☐	☐

	4.	To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

The Board of Directors recommends a vote “FOR” the above listed nominees and proposals.

	Please check box if you plan to attend the meeting.			À	☐

The signed proxy will be voted as directed, but if no Instructions are specified, this signed proxy will be voted for the nominees and for the other proposals stated. If any other business is presented at such meeting, this signed proxy will be voted by those named in this proxy in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the meeting.

Please be sure to sign and date	Date
this Proxy in the box below

Shareholder sign above	Co-holder (if any) sign above
+					+
^		Detach above card, date, sign and mail in postage paid envelope provided.		^

PARKE BANCORP, INC.
601 DELSEA DRIVE Ÿ WASHINGTON TOWNSHIP, NEW JERSEY 08080

Should the above signed be present and elect to vote at the Meeting, or at any adjournments thereof, and after notification to the Secretary of the Bank at the Meeting of the shareholder’s decision to terminate this Proxy, the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. The undersigned may also revoke this Proxy by filing a subsequently dated Proxy or by written notification to the Secretary of the Bank of his or her decision to terminate this Proxy.

The above signed acknowledges receipt from the Bank prior to the execution of this proxy of a Notice of Annual Meeting of Shareholders, Proxy Statement and 2008 Annual Report.

Please sign exactly as your name appears on this Proxy. When signing as attorney, executor, administrator, trustee or guardian, please give your full title.

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY
IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.